SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      TANGER FACTORY OUTLET CENTERS, INC.
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 18, 2001

To Our Shareholders:

          On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Shareholders of Tanger Factory Outlet Centers, Inc. to be held on Friday, May 18, 2001 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, for the following purposes:

          1.   To elect directors to serve for the ensuing year;

          2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          Only common shareholders of record at the close of business on March 31, 2001, will be entitled to vote at the meeting or any adjournment(s) thereof.

          Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement. Our 2000 Annual Report for the year ended December 31, 2000 is also enclosed.

          It is important that your shares be represented at the 2001 Annual Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

                                   Sincerely,

                                   Stanley K. Tanger
                                   Chairman of the Board and
                                   Chief Executive Officer

April 18, 2001

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

          The Board of Directors of Tanger Factory Outlet Centers, Inc., a self-administered and self-managed real estate investment trust, referred to as a REIT, is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 18, 2001.

        Unless the context indicates otherwise, the term "Company" refers to Tanger Factory Outlet Centers, Inc., the terms "Board" and "Directors" refer to our Board of Directors, the term "meeting" refers to the Annual Meeting of Shareholders of the Company and the term "Operating Partnership" refers to Tanger Properties Limited Partnership. Our factory outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Operating Partnership. The terms "we", "our" and "us" refer to the Company or the Company and the Operating Partnership together, as the text requires.

          The proxy materials are being mailed on or about April 18, 2001 to shareholders of record on March 31, 2001. Any shareholder who does not receive a copy of the proxy materials may obtain a copy at the meeting or by contacting Rochelle Simpson, Secretary of our Company. Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

Date, Time and Place

          We will hold the meeting on Friday, May 18, 2001 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, subject to any adjournments or postponements.

Who Can Vote; Votes per share

          All holders of record of the Company's Common Shares (the "Common Shares") as of the close of business on the record date, March 31, 2001, are entitled to attend and vote at the meeting. The outstanding Common Shares are the only class of securities entitled to vote at the meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 30, 2001, there were 7,918,911 Common Shares issued and outstanding.

Quorum and Voting Requirements

          Under our By-laws and North Carolina law, shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. Directors will be elected by the vote of a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present. Accordingly, shares which are present at the meeting for any other purpose but which are not voted in the election of directors will not affect the election of the candidates receiving a plurality of the votes cast by the shares entitled to vote in the election at the meeting. All other proposals to come before the meeting require a plurality of the votes cast regarding the proposal. Accordingly, shares which are present at the meeting for any other purpose but which are not voted on a particular proposal will not affect the outcome of the vote on the proposal unless the North Carolina Business Corporation Act requires that the proposal be approved by a greater number of affirmative votes than a plurality of the votes cast.

How to Vote

          Shares represented by a properly executed proxy will be voted as directed on the proxy card. Those who hold their shares in street name should instruct their broker or bank how to vote on their behalf. Where no specification is made on the properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

Revocation of Proxies

          You may revoke your proxy at any time before it is voted by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the meeting. You can not revoke your proxy by merely attending the meeting. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.

Proxy Solicitation

          We will bear the costs of soliciting proxies from the holders of our Common Shares. Proxies will initially be solicited by us by mail, but our Directors, officers and employees may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          Our By-Laws provide that directors be elected at each Annual Meeting of Shareholders. Pursuant to such By-Laws, our current Directors have fixed the number of directors to be elected at five. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the five nominees for director designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. All directors of the Company serve terms of one year or until the election of their respective successors.

Information Regarding Nominees (as of March 30, 2001):

                                                            Present Principal Occupation or
Name                         Age                      Employment and Five-Year Employment History
-------------------------- --------- -------------------------------------------------------------------------------

Stanley K. Tanger             77     Chairman of the Board of Directors and Chief Executive Officer of the Company
                                     since May 1993.  Mr. Tanger opened one of the country's first outlet shopping centers in Burlington, N.C. in 1981.  He was the founder and Chief Executive of the Company's predecessor formed in 1981 until its business was acquired by the Company in 1993.

Steven B. Tanger              52     Director of the Company since May 1993.  President and Chief Operating
                                     Officer since January 1995; Executive Vice President from 1986 to 1994.  Mr.
                                     Tanger joined the Company's predecessor in 1986 and is the son of Stanley K.
                                     Tanger.

Jack Africk                   72     Director of the Company since June 4, 1993.  Chairman of the Board of
                                     Evolution Consulting Group, Inc. since June 1993.  President and Chief
                                     Operating Officer of North Atlantic Trading Company from January 1998 to
                                     December 1998; Vice Chairman of Duty Free International Inc. from 1993 to
                                     1994; Vice Chairman of US Tobacco from 1990 through 1993.  Mr. Africk is also a director of Crown Central Petroleum Corporation.

                                       3

William G. Benton             55     Director of the Company since June 4, 1993.  Chairman of the Board and Chief
                                     Executive Officer of Diversified Senior Services, Inc. since May 1996.
                                     Chairman of the Board and Chief Executive Officer of Benton Investment
                                     Company since 1982.  Chairman of the Board and Chief Executive Officer of
                                     Health Equity Properties, Inc. from 1987 to September 1994.

Thomas E. Robinson            53     Director of the Company since January 21, 1994.  Managing Director of Legg
                                     Mason Wood Walker, Inc. since June 1997. Director (May 1994 to June 1997),
                                     President (August 1994 to June 1997) and Chief Financial Officer (July 1996
                                     to June 1997) of Storage USA, Inc.; a senior executive of Jerry J. Moore
                                     Investments from August 1993 through August 1994.  Mr. Robinson is also a director of CenterPoint Properties Trust.

The Board of Directors recommends a vote FOR the nominations set forth above.



Committees of the Board of Directors; Meetings

          The Board held five regular and three special meetings during 2000. Each of the above Directors attended at least 75% of the meetings held during 2000 by the Board and the committees of which he was a member. The Board has not established a separate nominating committee.

          Executive  Compensation  Committee.   The  Board  has  established  an
Executive Compensation Committee consisting of a majority of Independent Directors. Independent Directors are those directors who are not concurrently serving as officers of the Company and who currently have no relationship to us that may interfere with the exercise of their independence from management and the Company. The Executive Compensation Committee is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton and Stanley K. Tanger currently serve on the Executive Compensation Committee, with Mr. Africk serving as chairman. During 2000, there were three meetings of the Executive Compensation Committee.

          Share and Unit Option Committee. The Board has established a Share and Unit Option Committee (referred to as the "Option Committee") consisting of three Independent Directors. The Option Committee administers our Share Option Plan and the Operating Partnership's Unit Option Plan. Mr. Benton, Mr. Africk and Mr. Robinson currently serve on the Option Committee, with Mr. Benton serving as chairman. During 2000, there was one meeting of the Option Committee.

          Audit Committee. The Board of Directors has established an Audit Committee consisting of three Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Africk, Mr. Benton and Mr. Robinson currently serve on the Audit Committee, with Mr. Africk serving as chairman. During 2000, there were 5 meetings of the Audit Committee.

                          REPORT OF THE AUDIT COMMITTEE

          The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Company's financial reporting process and internal controls and the independence and performance of the independent auditors. The Audit Committee has three directors, each considered independent under the New York Stock Exchange's listing standards. The Audit Committee acts under a written charter adopted by the Board. The Audit Committee Charter is attached to this proxy statement as Appendix A.

          The 2000 financial statements, which were prepared under accounting principles generally accepted in the United States of America, have been approved by the Board at the recommendation of the Audit Committee. The Audit Committee reviews the quarterly and annual financial results with management and the Company's independent auditors. The Audit Committee has discussed with the independent auditors and received confirmation from the independent auditors of their independence as required under applicable standards for auditors of public companies and has discussed the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K. The following is a summary of the fees paid to the independent auditors for fiscal year 2000:

   Annual audit fees.............................................$117,500
   Financial Information Systems Design and Implementation fees..   ---
   All other fees................................................ 307,785

          The Audit Committee has considered and discussed with the independent auditors the compatibility of the non-audit services with maintaining auditor independence.

                                   THE AUDIT COMMITTEE

                                   Jack Africk (Chairman)
                                   William G. Benton
                                   Thomas E. Robinson

Compensation of Directors

          We pay our Independent Directors an annual compensation fee of $15,000 and a per meeting fee of $750 (for each Board meeting and each Committee meeting attended).

          Pursuant to the Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (referred to as the "Share Option Plan"), on the date of his or her initial election to the Board and on each of the first two anniversaries thereof, each Independent Director received an option to purchase 3,000 Common Shares at an exercise price equal to the Fair Market Value (as defined in the Share Option Plan) of a Common Share on the date of the option grant (except for the initial grant of options to Mr. Africk and Mr. Benton); 20% of such options become exercisable on each of the first five anniversaries of the date of grant, subject to the Independent Director's continued service as such. On June 4, 1993, we granted to Mr. Africk and Mr. Benton options to purchase 3,000 Common Shares with an exercise price set at $22.50 per Common Share, the initial public offering price of the Common Shares. Our employees who are also Directors will not be paid any director fees and will not receive any options for their services as Directors of the Company.

          Upon approval of the entire Board, we may from time to time grant additional options to purchase Common Shares to the Independent Directors. On January 6, 1998, January 8, 1999 and March 8, 2000, the Board granted to each Independent Director options to purchase 5,000 Common Shares at an exercise price equal to the Fair Market Value as of such dates. On each of the first five anniversaries of the date of grant, 20% of these options become exercisable subject to the Independent Director's continued service as such.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information as of March 30, 2001, available to us with respect to our Common Shares, $.01 par value per share, and of units of partnership interests in the Operating Partnership (referred to as the "Units") (i) held by those persons known by us to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) held individually by the Directors and our executive officers named elsewhere in this document, and (iii) held by our Directors and all of our executive officers as a group.

                                                             Number of                                     Percent of
                                                              Common        Percent of       Number of         All
                                                              Shares           All            Units          Common
                                                            Beneficially     Common        Beneficially      Shares
Name and Business Address of Beneficial Owners               Owned (1)       Shares         Owned (2)       and Units
----------------------------------------------              -------------   ----------     ------------    ----------
Stanley K. Tanger (3)                                         156,296          2.0%         3,398,305          29.9%
    Tanger Factory Outlet Centers, Inc.
    3200 Northline Avenue, Suite 360
    Greensboro, NC  27408

Steven B. Tanger (4)                                              ---          ---            310,000           2.6%
    Tanger Factory Outlet Centers, Inc.
    110 East 59th Street
    New York, NY  10022

Kestrel Investment Management Corporation                     407,700          5.1%               ---           3.7%
    411 Borel Avenue, Suite 403
    San Mateo, CA  94402

Jack Africk (5)                                                16,000           *                 ---            *

William G. Benton (6)                                          12,247           *                 ---            *

Thomas E. Robinson (5)                                         15,195           *                 ---            *

Rochelle G. Simpson (7)                                         1,757           *              58,500            *

Willard A. Chafin (7)                                             ---           *              31,500            *

Frank C. Marchisello, Jr. (7)                                     500           *              33,100            *

Directors and Executive Officers as a Group                   203,570          2.6%         3,908,405          34.3%

(12 persons) (8)

-------------------
*         Less than 1%

(1) The ownership of Common Shares reported herein is based upon filings with the Securities and Exchange Commission and is subject to confirmation by us that such ownership did not violate the ownership restrictions in our Articles of Incorporation.

(2) Units in the Operating Partnership held by the Tanger Family Limited Partnership ("TFLP") and Units that may be acquired upon the exercise of options to purchase Units may be exchanged for our Common Shares on a one-for-one basis.

(3) Includes 139,031 Common Shares and 3,033,305 Units owned by the TFLP, of which Stanley K. Tanger is the general partner and may be deemed to be the beneficial owner. Also includes 17,265 Common Shares and 365,000 presently exercisable options to purchase Units owned by Stanley K. Tanger individually. Does not include 100,000 options to purchase Units, which are presently unexercisable, owned by Stanley K. Tanger individually.

(4) Includes 310,000 presently exercisable options to purchase Units. Does not include 139,031 Common Shares and 3,033,305 Units owned by the TFLP, (Steven B. Tanger is a limited partner of the Tanger Investments Limited Partnership, which is a limited partner of TFLP). Does not include 70,000 options to purchase Units which are presently unexercisable. Does not include 17,265 Common Shares actually owned or 139,031 Common Shares which may be deemed beneficially owned by Steven
          B. Tanger's father, Stanley K. Tanger.

(5)       Includes 15,000 presently  exercisable  options to purchase our Common
          Shares.

(6) Includes 11,400 presently exercisable options to purchase our Common Shares. Excludes 325 Series A Preferred Depositary Shares which are convertible into 292 Common Shares.

(7)       Amounts  shown  as  Units  beneficially   owned  represent   presently
          exercisable options to purchase Units.

(8) Includes 41,400 presently exercisable options to purchase Common Shares and 875,100 presently exercisable options to purchase Units. Does not include 27,000 options to purchase Common Shares and 313,000 options to purchase Units which are presently unexercisable. Excludes 325 Series A Preferred Depositary Shares which are convertible into 292 Common Shares.

Executive Compensation

          The following table sets forth the compensation earned for the fiscal years ended December 31, 2000, 1999, and 1998 with respect to our CEO and our four (4) most highly compensated executives other than our CEO whose cash compensation exceeded $100,000 during such year.

                                               SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                         Compensation
                                                     Annual Compensation                    Awards
                                          ------------------------------------------   ---------------
                                                                     Other Annual          Option/          All Other
Name and Principal Position        Year   Salary($)   Bonus($)     Compensation ($)      SARS(#) (7)     Compensation($)
---------------------------        ----   --------    ---------    ----------------      ------------    ---------------
Stanley K. Tanger,                 2000    390,000    275,086 (2)           ---              50,000           19,275 (4)
   Chairman of the Board of        1999    360,000    460,000               ---              50,000           19,150 (4)
   Directors and Chief             1998    330,000    430,000               ---              50,000           19,150 (4)
   Executive Officer (1)                                                                     50,000

Steven B. Tanger,                  2000    330,000    174,572 (3)           ---              35,000           15,095 (5)
   President and Chief             1999    300,000    400,000               ---              35,000           14,970 (5)
   Operating Officer (1)           1998    275,000    375,000               ---              35,000           19,150 (5)

Rochelle G. Simpson,               2000    210,000        ---               ---              12,500            2,125 (6)
   Secretary, Executive Vice       1999    200,000      7,991               ---              12,500            2,000 (6)
   President-Administration        1998    185,000        ---               ---              12,500            2,000 (6)
   And Finance

Willard A. Chafin, Jr.             2000    220,000        ---               ---              12,500            2,125 (6)
    Executive Vice President-      1999    210,000      8,391               ---              12,500            1,312 (6)
    Leasing, Site Selection,       1998    195,000        ---               ---              12,500              375 (6)
    Operations and Marketing

Frank C. Marchisello, Jr.          2000    210,000        ---               ---              10,000            2,125 (6)
    Senior Vice President-         1999    193,000      7,729               ---              10,000            2,000 (6)
    Chief Financial Officer        1998    175,000        ---               ---              10,000            1,518 (6)
---------------

(1) A portion of the salaries of Stanley K. Tanger and Steven B. Tanger are paid by the Company for services to the Company and the remainder are paid by the Operating Partnership.

(2) Stanley K. Tanger received an annual bonus of $131,611 and a special award related to the sale of two of our operating properties of $143,475.

(3) Steven B. Tanger received an annual bonus of $126,747 and a special award related to the sale of two of our operating properties of $47,825.

(4) We reimbursed Stanley K. Tanger $17,150 for premiums paid in 2000, 1999 and 1998 towards a term life insurance policy. In addition, the Company provided $2,125 during 2000 and $2,000 during 1999 and 1998 as a Company match under the employee 401(k) plan.

(5) We provide term life insurance to Steven B. Tanger. Annual premiums paid by us in 2000, 1999, and 1998 were $12,970, $12,970, and 17,150, respectively.
     In addition, we provided $2,125 during 2000 and $2,000 during 1999 and 1998 as a Company match under the employee 401(k) plan.

(6)  Company match under employee 401(k) plan.

(7)  Number of Units in the Operating Partnership under option grant.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in 2000 to our CEO and our four (4) most highly compensated executives other than our CEO.

                                                                                       Potential Realizable Value at
                                                                                          Assumed Annual Rates of
                                                                                        Share Price Appreciation for
                                      Individual Option Grants (1)                              Option Term (2)
                           ------------------------------------------------------     --------------------------------
                                           % of Total
                                            Options
                                            Granted
                                Number         to
                               Of Unit     Employees
                               Options     in Fiscal      Exercise     Expiration
           Name                Granted        Year         Price           Date             5%                10%
           ----                -------        ----         -----       -----------         ---                ---
Stanley K. Tanger               50,000         20.8        $18.625       3/8/10          $585,658         $1,484,173
Steven B. Tanger                35,000         14.6         18.625       3/8/10           409,961          1,038,921
Rochelle G. Simpson             12,500          5.2         18.625       3/8/10           146,415            371,043
Willard A. Chafin, Jr.          12,500          5.2         18.625       3/8/10           146,415            371,043
Frank C. Marchisello, Jr.       10,000          4.2         18.625       3/8/10           117,132            296,835
------------

(1) Represents options to purchase Units of limited partnership interest in the Operating Partnership. The options vest ratably over five years, have a 10-year term and an exercise price as indicated in the table. The exercise price represents the fair market value of the Units at the time of grant, assuming such Units were exchanged for Common Shares of the Company as provided for in the partnership agreement of the Operating Partnership.

(2) Assumed annual rates of share price appreciation for illustrative purposes only. Actual share prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

     The following table provides information on option exercises in 2000 by our CEO and our four (4) most highly compensated executives other than our CEO, and the value of each such officer's unexercised options at December 31, 2000. There were no options exercised during the fiscal year ended December 31, 2000.

                                                                                                     Value of
                                Number of                                                    Unexercised In-the-Money
                                  Shares                         Number of Unexercised              Options at
                               Acquired on        Value           Options at Year End              Year-End (1)
            Name                 Exercise       Realized       Exercisable Unexercisable     Exercisable Unexercisable
            ----                 --------       --------       ----------- -------------     ----------- -------------
Stanley K. Tanger                  ---             ---           335,000       130,000         $61,563       $236,875
Steven B. Tanger                   ---             ---           289,000        91,000          61,062        165,813
Rochelle G. Simpson                ---             ---            51,000        32,500           5,156         59,219
Willard A. Chafin, Jr.             ---             ---            24,000        32,500           2,031         59,219
Frank C. Marchisello, Jr.          ---             ---            27,100        26,000           1,563         47,375
------------
(1) Based  upon the  closing  price of our  Common  Shares on the New York Stock
Exchange on December 31, 2000 of $22.8125 per share.

Report of the Executive Compensation Committee on Executive Compensation

          Except as expressly described below, references to compensation (or policies with respect thereto) paid by the Company refer to compensation paid by both the Company and the Operating Partnership.

          The Compensation Committee of the Board of Directors (the "Committee") believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in owning, operating, managing, developing and acquiring interests in factory outlet centers. Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, and Steven B. Tanger, President and Chief Operating Officer, provide us with strategic business direction. Under the guidance of the committee, the Company is committed to develop and maintain compensation policies, plans and programs which will provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values, by aligning the financial interests of the Company's senior management with those of its shareholders.

          The primary components of the Company's executive compensation program are: (1) base salaries, (2) performance based annual bonuses and (3) share and unit options. The Company's business is most competitive and the Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. The Company currently has employment contracts with each of the named executives on page 7 (See "Employment Contracts").

          Base salaries for each of the named executive officers are approved by the Committee and are determined after taking into account several factors which include (1) salaries paid to officers by companies in the Company's select peer group and other REITS, (2) the nature of the position and (3) the contribution and experience of the officer. Under their employment agreements, the annual base salaries of Stanley K. Tanger and Steven B. Tanger are determined annually by agreement between each of them and the Board; provided however, if the Company's per share FFO for the previous year equaled or exceeded a targeted level, the annual base salary will not be less than the annual base salary for the previous year increased to reflect any increase in the CPI. The employment agreements of the other three most highly compensated executive officers provide for annual base salaries in fixed dollar amounts.

          The employment contracts for Stanley and Steven Tanger, the Company's two most senior executives, provide for annual cash bonuses based upon the Company's performance as measured by Funds From Operations ("FFO") per share. FFO is a widely accepted financial indicator used by certain investors and analysts to analyze and compare one equity REIT with another. FFO is generally defined as net income (loss), computed in accordance with generally accepted accounting principles, before extraordinary items and gains (losses) on sale of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate. The Company may also consider the award of cash bonuses and awards to any executive officers and key employees if certain performance criteria are met. The Company made special cash awards to Stanley and Steven Tanger during 2000.

          Share-based compensation is also an important element of the Company's compensation program. In contrast to bonuses, which are paid for prior year accomplishments, grants of options to purchase the Company's Common Shares represent incentives tied to future share appreciation. The Company maintains the Share Option Plan and the Operating Partnership maintains the Unit Option Plan (collectively with the Share Option Plan, the "Plans") for the purpose of attracting and retaining our Directors, executive officers and certain other employees. The Option Committee of the Board determines in its sole discretion, subject to the terms and conditions of the Plans, the specific terms of each option granted to an employee of the Company or Operating Partnership based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed or may contribute in the future to the Company's performance. The Compensation Committee believes awards pursuant to the Plans align the interests of the Directors and management with those of the Company's shareholders since optionees will benefit under such options only if shareholders of the Company also benefit. Options granted under the Plans are generally granted at the Fair Market Value of the Company's Common Shares on the date of grant and thus will provide value only if the price of the Common Shares exceeds the exercise price of the options.

          Under his employment agreement, Stanley K. Tanger, the Company's Chief Executive Officer, receives an annual base salary and may receive a bonus if the Company achieves a targeted FFO amount for the fiscal year:

o Mr. Tanger's annual base salary for 2000 was $390,000. His employment contract provides that the annual base salary will be fixed each fiscal year by agreement between Mr. Tanger and the Board; provided however, if the Company's FFO per share for the previous year equaled or exceeded a targeted level, the annual base salary is not to be less than Mr. Tanger's annual base salary for that previous year adjusted to reflect any increase in the CPI. The Company's FFO per share for 1999 exceeded the targeted FFO amount in Mr. Tanger's contract. For this reason and in view of Mr. Tanger's key contributions to the
          Company's continued success in an increasingly competitive environment, the Committee approved an annual base salary of $390,000 for fiscal 2000.

o Mr. Tanger was paid a $131,611 bonus for 2000. Under his employment agreement, a bonus from $100,000 to $460,000 was payable for 2000 if the Company's FFO per share reached targeted levels. No bonus was payable unless the minimum targeted FFO was achieved. The Company's FFO for 2000 exceeded the minimum target level at which a bonus was payable.

          During 2000, Mr. Tanger was also paid $143,475 as a special award for his key contribution to the sale of two of the Company's underperforming properties.

          The Company paid 20% of Mr. Tanger's 2000 annual base salary. The Operating Partnership paid the remainder of his compensation including the bonus.

          On March 8, 2000, the Option Committee granted Mr. Tanger 50,000 options to purchase Units in the Operating Partnership with an exercise price equal to the Fair Market Value on the date of grant. The primary basis for the Committee's determination to grant such options to Mr. Tanger was to provide a strong incentive for him to continue to increase the value of the Company during the remainder of his employment.

          During 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add Section 162(m), which denies an income tax deduction to any publicly held corporation for compensation paid to a "covered employee" (which is defined as the Chief Executive Officer and each of the Company's other four most highly compensated officers) to the extent that such compensation in any taxable year of the employee exceeds $1 million. In addition to salaries, bonuses payable to the Company's executives under their present employment contracts and compensation attributable to the exercise of options granted under the Share Option Plan and Unit Option Plan constitute compensation subject to the Section 162(m) limitation. It is the Company's policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions. The Plans permit the grant of options intended to qualify as "performance-based compensation" which is exempt from application of the Section 162(m) limitation. The Company expects that it will not be denied any deduction under Section 162(m) for compensation paid during its taxable year ended December 31, 2000, although it is possible that in some future year some portion of the compensation paid to a Company executive will not be tax deductible by the Company under Section 162(m).

                           THE COMPENSATION COMMITTEE

                             Jack Africk (Chairman)
                             Stanley K. Tanger
                             William G. Benton

         As to that portion of the report which pertains to Stanley K. Tanger's compensation:

                             Jack Africk (Chairman)
                             William G. Benton

Compensation Committee Interlocks and Insider Participation

          The Executive Compensation Committee of the Board, which is required to have a majority of Independent Directors, is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton and Stanley K. Tanger currently serve on the Executive Compensation Committee, with Mr. Africk serving as chairman.

          Stanley K. Tanger is Chief Executive Officer and Chairman of the Board of Directors of the Company.

          Stanley K. Tanger is an investor in certain real estate joint ventures owning three properties managed by us. See Certain Relationships and Related Transactions.

Share Price Performance

          The following share price performance chart compares our performance to the S&P 500, the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT") and the index prepared by SNL Securities LC of other publicly traded factory outlet REITs ("Tanger Peer Group"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System. The Tanger Peer Group consists of Chelsea GCA Realty, Inc., Prime Retail, Inc., and Horizon Group, Inc. (which during 1998 merged with Prime Retail, Inc.). In 1999, the Tanger Peer Group included Konover Property Trust ("Konover"). We have decided to exclude Konover from our current peer group due to that company's significant acquisitions over the past several years of real estate other than traditional outlet centers and their recent announcement of their intention to dispose of their outlet properties. Excluding Konover from the peer group index had the effect of increasing the total value of a $100 initial investment, as described below, as of December 31, 2000 by $15.08.

          All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of dividends. Share price performance, presented for the five years ended December 31, 2000, is not necessarily indicative of future results.

                                                                       Period Ending
                                                                       -------------
Index                                          Dec. 95      Dec. 96      Dec. 97      Dec. 98     Dec. 99      Dec. 00
----------------------------------------------------------------------------------------------------------------------
Tanger Factory Outlet Centers, Inc.             100.00       118.60       143.88      108.54       117.71       144.05
S&P 500                                         100.00       122.86       163.86      210.64       254.97       231.74
NAREIT All Equity REIT Index                    100.00       135.27       162.67      134.20       128.00       161.76
Tanger Factory Outlet Centers Peer Group        100.00       123.87       148.62      133.53       108.21        99.36

Employment Contracts

          Each of Stanley K. Tanger and Steven B. Tanger will receive annual cash compensation in the form of salary and bonus pursuant to a three year employment contract. The employment contracts will be automatically extended for one additional year on January 1 of each year unless the executive's employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The base salary provided for in such contracts may be increased each year. Upon termination of employment, Stanley K. Tanger has agreed not to compete with us for the remainder of his life. Steven B. Tanger has agreed not to compete with us for one year (or three years if severance compensation is received) within a 50 mile radius of the site of any commercial property owned, leased or operated by us or within a 50 mile radius of any commercial property which we negotiated to acquire, lease or operate within the six month period prior to termination. The covenant not to compete mandates that, during the term of the contract and during the effective period of the covenant, such executives direct their commercial real estate activities through us, with exceptions for development of properties which were owned collectively or individually by them, by members of their families or by any entity in which any of them owned an interest or which was for the benefit of any of them prior to the initial public offering (including the three factory outlet centers in which Stanley K. Tanger is a 50% partner and a single shopping center in Greensboro, North Carolina (the "Excluded Properties")). In no event will either of the Tangers engage in the development, construction or management of factory outlet shopping centers or other competing retail commercial property outside of the Company or the Operating Partnership during the effective period of the covenant (with the exception of the Excluded Properties and as described above). See "Certain Relationships and Related Transactions." In addition, such executives will not engage in any active or passive investment in property relating to factory outlet centers or other competing retail commercial property, with the exception of the ownership of up to one percent of the securities of any publicly traded company.

          The contracts for Stanley K. Tanger and Steven B. Tanger, as amended effective January 1, 2001, provide for annual bonuses based upon our performance as measured by FFO per share. The minimum bonus in each calendar year period for Stanley K. Tanger is $125,000 and for Steven B. Tanger is $115,000. The minimum bonus will be paid if FFO per share (after payment of such bonuses) equals or exceeds the annual minimum target for such year. The annual minimum target for each year is the greater of $1.552 per share, or the average FFO per share for the five previous calendar years. The Tangers will receive additional bonus payments based on the percentage by which actual FFO per share exceeds the annual minimum target. If the employment of either of Tangers terminates without Cause, as defined in the agreement, or such employment is terminated by the executive with Good Reason, as defined in the agreement, the terminated executive shall receive a severance benefit equal to 300% of the sum of (a) his annual base salary (b) the higher of (i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, and (c) his automobile allowance for the current year. If employment terminates by reason of death or disability, the executive or his estate shall receive a lump sum amount equal to his annual base salary that would have been paid for the remaining contract term if employment had not terminated, and in addition, will receive an amount equal to the executive's annual bonus which would have been paid during the year of termination had the executive not terminated, multiplied by a fraction the numerator of which is the number of days in the year prior to termination and the denominator of which is 365.

          The employment contracts with Stanley K. Tanger and Steven B. Tanger also grant them certain registration rights with respect to the Common Shares that they beneficially own.

          Rochelle G. Simpson, Willard A. Chafin and Frank C. Marchisello, Jr. each have an employment contract expiring December 31, 2001. Ms. Simpson and Mr. Chafin's contracts may be extended by an additional three year period by mutual written agreement between the executive and us.

          These contracts established base salaries for calendar year 2000 of $210,000 for Ms. Simpson and Mr. Marchisello and $220,000 for Mr. Chafin. Upon review of the performance of these key individuals, the Compensation Committee elected to increase their salaries effective January 1, 2001 to $220,500 for Ms. Simpson and Mr. Marchisello and $231,000 for Mr. Chafin.

          If the employment of Ms. Simpson or Mr. Chafin is terminated by reason of death or disability or if we materially breach the employment agreement, Ms. Simpson or Mr. Chafin will be paid as additional compensation an amount equal to the annual base salary for the contract year in which the termination occurs. Further, if we elect not to extend the term of employment for Ms. Simpson and Mr. Chafin for an additional three years, the executive will receive a severance payment equal to the greater of $125,000, or one-half of the annual base salary payable for the last contract year of the contract term. If Mr. Marchisello's employment is terminated by reason of death or disability, by us for no reason or without good cause, or by Mr. Marchisello because of our material breach of the contract, he will receive as additional compensation an amount equal to his annual base salary for the contract year in which the termination occurs.

          During the term of employment and for a period of one year thereafter (six months in the case of Mr. Marchisello), each of Ms. Simpson, Mr. Chafin and Mr. Marchisello is prohibited from engaging directly or indirectly in any aspect of the factory outlet business within a radius of 100 miles of, or in the same state as, any factory outlet center owned or operated by us.

          Stanley K. Tanger and Steven B. Tanger are employed and compensated by both the Operating Partnership and the Company. The Committee believes that the allocation of such persons' compensation as between the Company and the Operating Partnership reflects the services provided by such persons with respect to each entity. The remainder of the employees are employed solely by the Operating Partnership.

Certain Relationships and Related Transactions

          We manage for a fee three factory outlet centers owned by joint ventures, in which Stanley K. Tanger and a third party each have a fifty percent interest. As a result, certain conflicts of interest may arise between Mr. Tanger's duties and responsibilities to us and his duties and responsibilities to the joint ventures in ensuring the adequate provision of services. In addition, conflicts of interest may arise over the allocation of management resources between our properties and the joint venture properties. However, the arrangement under which we provide services to the joint ventures can be terminated by either party, with or without cause, upon 30 days' notice. To minimize potential conflicts of interest, all significant transactions between us and the joint ventures, including continuing the arrangement for providing management services, will be approved by a disinterested majority of the Board. As a general matter, we do not expect to engage in any other transactions with any member of management in his or her individual capacity. Revenues from managing the joint ventures accounted for less than one-tenth of one percent of our revenues in 2000.

          In March 2000, we granted to each of our three Independent Directors 5,000 options to purchase our Common Shares and the Operating Partnership granted 50,000 options to purchase Units to Stanley K. Tanger, 35,000 options to purchase Units to Mr. Steven B. Tanger and options to acquire a total of 155,200 Units to certain officers and employees of the Operating Partnership.

          In May 2000, demand notes receivable totaling $3.4 million from Stanley K. Tanger were converted into two separate term notes of which $2.5 million is due from Stanley K. Tanger and $845,000 is due from Steven B. Tanger. The notes amortize evenly over five years with principal and interest at a rate of 8% per annum due quarterly. The balances of these notes at December 31, 2000 were $2.1 million and $773,000, respectively.

General -

          Appointment of Independent Auditors. The Board has appointed the firm of PricewaterhouseCoopers LLP to audit the accounts of the Company with respect to its operations for the fiscal year ending on December 31, 2001 and to perform such other services as may be required. Should the firm be unable to perform these services for any reason, the Board will appoint other independent auditors to perform these services. PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

          Section 16(a) Compliance. Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of our shares are required by Securities and Exchange Commission's regulations to furnish us with copies of all such forms which they file.

          Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the period ended December 31, 2000, or written representations from certain reporting persons, no Forms 3, 4 or 5 were filed delinquently by those persons.

          Shareholders' Proposals. This Proxy Statement and form of proxy will be sent to shareholders in an initial mailing on or about April 18, 2001. Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2002 must be received by us no later than November 30, 2001. Such proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement.

          Other Business. All shares represented by the accompanying proxy will be voted in accordance with the proxy. We know of no other business which will come before the meeting for action. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                                                      APPENDIX A

                       TANGER FACTORY OUTLET CENTERS, INC.
                         CHARTER of the AUDIT COMMITTEE
                            on the BOARD OF DIRECTORS


PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

o the financial reports and other financial information provided by the Corporation to any governmental body or the public;

o the Corporations' systems of internal control relating to financial reporting; compliance with laws, regulations, and Company established ethical standards; and operational efficiency and effectiveness;

o         the  Corporation's   auditing,   accounting  and  financial  reporting
          process.

Consistent with this function, the Audit Committee will encourage adherence to the Corporation's policies, procedures and practices at all levels. The Committee's primary responsibilities are to:

o         Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and systems of internal control.

o Review and evaluate the audit efforts of the Corporation's independent accountants.

o         Provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial management, senior management, and the Board of Directors.

The Audit Committee will fulfill these responsibilities by carrying out the duties set forth in this Charter.

COMMITTEE COMPOSITION

The Audit Committee shall be comprised of three or more directors appointed by the Board, none of whom shall have a relationship with the Corporation that may interfere with the exercise of his or her independence from management and the Corporation.

All Committee members shall have a working familiarity with basic finance and accounting practices, and at least one Committee member shall have accounting or related financial management expertise.

The Committee members shall be elected by the Board at its annual organizational meeting. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

COMMITTEE MEETINGS

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee may ask members of management and others to attend meetings and provide pertinent information as necessary.

As part of its job to promote open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately. In addition, the Committee or its Chairperson will meet with the independent accountants and management quarterly to review the Corporation's financial statements (see IV.4. below).

COMMITTEE RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Review of Financial Reports and Other Documents

(1)       Review and reassess the adequacy of this Charter on an annual basis.

(2) Review and discuss with management the Corporation's audited financial statements.

(3) Discuss with the independent accountants the matters required to be discussed by SAS 61 (communications with audit committees).

(4) Review and discuss with the independent accountants the written disclosures and the letter from the independent accountants required by ISB Standard No. 1(relationships between the auditors and the Company which bear on the auditors' independence).

(5) Based on the review and discussions referred to in Paragraphs 2 through 4, recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

(6) Review and discuss with management and the independent accountants the financial information in Form 10-Q prior to its filing (and preferably prior to any public announcement of the financial information). The Chair of the Committee may represent the entire Committee for purposes of this review and discussion.

(7) Review the independent accountants' letters to management on internal control and management responses.

(8) Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

Independent Accountants

(9) Recommend to the Board of Directors the selection of the independent accountants, and approve the fees and other compensation to be paid to the independent accountants.

(10) Periodically communicate to the outside auditor that the firm is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders, and that the Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent accountants.

(11) Ensure that the independent auditors perform a SAS 71 Interim Financial Review each quarter prior to the Company's filing of its Form 10-Q.

(12) Periodically discuss with the independent accountants, out of the presence of management, the adequacy of internal controls and the completeness and accuracy of the organization's published financial statements.

(13) Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

(14)      Review  any  significant   disagreement   among   management  and  the
          independent accountants in connection with the preparation of the financial statements.

(15) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

(16) Review with the independent accountants and management the extent to which recommended changes or improvements in financial or accounting practices or internal controls have been implemented.

Financial Reporting Processes

(17) In consultation with the independent accountants review the integrity of the organization's financial reporting process, both internal and external.

(18) Review management's and the independent accountants' judgments about the acceptability and quality of the Corporation's accounting principles and underlying estimates as applied in its financial reporting.

(19) Consider and approve major changes to the Corporation's accounting principles and practices suggested by the independent accountants or management.

Legal, Regulatory, and Ethical Matters

(20) Ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to government organizations and the public satisfy legal requirements.

(21) Review, with the organization's counsel, any legal compliance matter, including corporate securities trading policies, that could have a significant impact on the organization's financial statements.

(22)      Review  regulatory  matters that may have a significant  impact on the
          financial   statements,   related  Company  compliance   policies  and
          programs, and reports received from regulators.

Committee Reporting

(23) Regularly report to the full Board of Directors on the significant results of its activities.

(24) In accordance with applicable Securities and Exchange Commission regulations, ensure that a report of the audit committee is included in the Company's annual proxy statement and complies with said regulations beginning with the filing in 2001.

Other Matters

The Committee shall perform any other functions consistent with this Charter, or as assigned by law, the Company's charter or bylaws, or the Board of Directors.

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of responsibilities, and is empowered to retain independent counsel, accountants, consultants or others to assist in the conduct of any investigation.

                              [FRONT SIDE OF CARD]

                                      PROXY

                       TANGER FACTORY OUTLET CENTERS, INC.

            Appointment of Proxy for Annual Meeting on May 18, 2001

          The undersigned shareholder of TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation, hereby constitutes and appoints Stanley K. Tanger and Rochelle G. Simpson, and each of them, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 18, 2001, and at any adjournment or adjournments thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Factory Outlet Centers, Inc. dated April 18,2001 (receipt of which is acknowledged) and in their discretion upon any other matters as may properly come before the meeting, including but not limited to, any proposal to adjourn or postpone the meeting. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

TANGER FACTORY OUTLET CENTERS, INC. RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1.

(SEE REVERSE SIDE) CONTINUED AND TO BE SIGNED ON REVERSE SIDE (SEE REVERSE SIDE)

                               [BACK SIDE OF CARD]

                                   DETACH HERE

[X]      Please mark votes as
         in this example.

The shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Proposal 1.

1.       To elect Directors to serve for the ensuing year.
         Nominees: (1) Stanley K. Tanger, (2) Steven B. Tanger, (3) Jack Africk,
                   (4) William G. Benton and (5) Thomas E. Robinson

              FOR                                                   WITHHELD
              ALL [      ]                               [       ]  FROM ALL
         NOMINEES                                                   NOMINEES


         [      ] ______________________________________
                  For all nominees except as noted above


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

          PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

Signature:__________________Date:______Signature:__________________Date:_______